Release:     Jan. 31, 2023

CP reports fourth-quarter results; ready to unite a continent in 2023

Calgary - Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) today announced its fourth-quarter results, including revenues of $2.46 billion, operating ratio (“OR”) of 59.8 percent, adjusted OR1 of 59.1 percent, diluted earnings per share (“EPS”) of $1.36 and core adjusted diluted EPS1 of $1.14.

Fourth quarter 2022 highlights
•Revenues increased 21 percent to $2.46 billion, from $2.04 billion in Q4 2021
•Volumes, as measured in revenue ton-miles, increased 8 percent
•Reported OR increased by 60 basis points to 59.8 percent from 59.2 percent
•Adjusted OR1, increased 160 basis points to 59.1 percent
•Reported diluted EPS increased to $1.36, from $0.74 in Q4 2021
•Core adjusted diluted EPS1 increased to $1.14, from $0.96 in Q4 2021

"We finished the year with the people, capacity and resources in place to meet the needs of our customers today and are well-positioned to make history in 2023," said Keith Creel, CP President and CEO. “In a year of changing conditions and challenges, in order to support the broader economy and prepare for our proposed combination, we executed one of the largest hiring plans and capital investment programs in our company’s history.”

Full-year 2022 highlights
•Federal Railroad Administration ("FRA")-reportable train accident frequency declined 15 percent to 0.93 from 1.10 in 2021
•Revenues increased 10 percent to $8.81 billion from $8.0 billion in 2021
•Generated $2.7 billion in free cash1, an increase of 52 percent
•OR increased 230 basis points to 62.2 percent
•Adjusted OR1 increased 380 basis points to 61.4 percent
•Reported diluted EPS decreased to $3.77 from $4.18
•Core adjusted diluted EPS1 was flat compared to 2021 at $3.77

“We remain focused on our precision scheduled railroading model and fundamentals of efficiency and strong service to our customers as we await a decision by the U.S. Surface Transportation Board on our proposed combination with Kansas City Southern, which we anticipate occurring later this quarter,” said Creel.

CP again led the industry in safety, achieving the lowest FRA-reportable train accident frequency among Class 1 railroads for the 17th consecutive year.

Conference Call Details
CP will discuss its results with the financial community in a conference call beginning at 4:30 p.m. ET (2:30 p.m. MT) on Jan. 31, 2023.

1 These measures have no standardized meanings prescribed by accounting principles generally accepted in the United States of America (“GAAP") and, therefore, may not be comparable to similar measures presented by other companies. For information regarding non-GAAP measures, including reconciliations to the most comparable GAAP measures, see the attached supplementary schedule Non-GAAP Measures.

Conference Call Access
Canada and U.S.: 866-831-8713
International: 203-518-9822
*Conference ID: CPQ422
Callers should dial in 10 minutes prior to the call.

Webcast
We encourage you to access the webcast and presentation material in the Investors section of CP's website at investor.cpr.ca.

A replay of the fourth-quarter conference call will be available by phone through to Feb. 7, 2023, at 800-723-7372 (Canada/U.S.) or 402-220-2666 (International).

Note on forward-looking information
This news release may contain certain forward-looking information and forward-looking statements (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes. This news release contains forward-looking information relating, but not limited to statements concerning, the success of our business, changes to economic and industry conditions, the status of the CP-Kansas City Southern (“KCS") transaction, including related regulatory approvals, and the opportunities arising there from, our operations, priorities and plans, anticipated financial and operational performance, business prospects and demand for our services and growth opportunities.

The forward-looking information that may be in this news release is based on current expectations, estimates, projections and assumptions, having regard to CP's experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: changes in business strategies, North American and global economic growth and conditions; commodity demand growth; sustainable industrial and agricultural production; commodity prices and interest rates; performance of our assets and equipment; sufficiency of our budgeted capital expenditures in carrying out our business plan; geopolitical conditions, applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; the satisfaction by third parties of their obligations to CP; carbon markets, evolving sustainability strategies, and scientific or technological developments; and the impacts of the COVID-19 pandemic on CP businesses, operating results, cash flows and/or financial condition. Although CP believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct. Current conditions, economic and otherwise, render assumptions, although reasonable when made, subject to greater uncertainty.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CP's forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including, but not limited to, the following factors: changes in business strategies and strategic opportunities; general Canadian, U.S., Mexican and global social, economic, political, credit and business conditions; risks associated with agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures, including competition from other rail carriers, trucking companies and maritime shippers in Canada, the U.S. and Mexico; North American and global economic growth and conditions; industry capacity; shifts in market demand; changes in commodity prices and commodity demand; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; disruption in fuel supplies; uncertainties of investigations, proceedings or other types of claims and litigation; compliance with environmental regulations; labour disputes; changes in labour costs and labour difficulties; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; sufficiency of budgeted capital expenditures in carrying out business plans; services and infrastructure; the satisfaction by third parties of their obligations; currency and interest rate fluctuations; exchange rates; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; the effects of current and future multinational trade agreements on the level of trade among Canada, the U.S. and Mexico; climate change and the market and regulatory responses to climate change; anticipated in-service dates; success of hedging activities; operational performance and reliability; customer, regulatory and other stakeholder approvals and support; regulatory and legislative decisions and actions; the adverse impact of any termination or revocation by the Mexican government of Kansas City Southern de México, S.A. de C.V.'s Concession; public opinion; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; acts of terrorism, war or other acts of violence or crime or risk of such activities; insurance coverage limitations; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; the pandemic created by the outbreak of COVID-19 and its variants and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains; the realization of anticipated benefits and synergies of the CP-KCS transaction and the timing thereof; the success of integration plans for KCS; the focus of management time and attention on the CP-KCS transaction and other disruptions arising from the transaction; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; improvement in data collection and measuring systems; industry-driven changes to methodologies; and the ability of the management of the Company to execute key priorities, including those in connection with the CP-KCS transaction. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Item 1A - Risk Factors" and "Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements" in CP's annual and interim reports on Form 10-K and 10-Q.

Any forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

Contacts:
Media
Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca

FINANCIAL INFORMATION

INTERIM CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars, except share and per share data)	2022	2021	2022	2021
Revenues
Freight	$2,413	$1,994	$8,627	$7,816
Non-freight	49	46	187	179
Total revenues	2,462	2,040	8,814	7,995
Operating expenses
Compensation and benefits	416	405	1,570	1,570
Fuel	399	231	1,400	854
Materials	69	51	260	215
Equipment rents	43	29	140	121
Depreciation and amortization	219	206	853	811
Purchased services and other (Note 4)	327	286	1,262	1,218
Total operating expenses	1,473	1,208	5,485	4,789

Operating income	989	832	3,329	3,206
Less:
Equity (earnings) loss of Kansas City Southern (Note 4)	(447)	141	(1,074)	141
Other expense (income) (Note 2)	4	(16)	17	237
Merger termination fee	—	—	—	(845)
Other components of net periodic benefit recovery	(107)	(101)	(411)	(387)
Net interest expense	166	125	652	440
Income before income tax expense	1,373	683	4,145	3,620
Income tax expense (Note 3)	102	151	628	768
Net income	$1,271	$532	$3,517	$2,852

Earnings per share
Basic earnings per share	$1.37	$0.74	$3.78	$4.20
Diluted earnings per share	$1.36	$0.74	$3.77	$4.18

Weighted-average number of shares (millions)
Basic	930.3	718.4	930.0	679.7
Diluted	933.2	721.3	932.9	682.8

Dividends declared per share	$0.190	$0.190	$0.760	$0.760
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2022	2021	2022	2021
Net income	$1,271	$532	$3,517	$2,852
Net (loss) gain in foreign currency translation adjustments, net of hedging activities	(320)	(294)	1,628	(291)
Change in derivatives designated as cash flow hedges	1	(21)	6	48
Change in pension and post-retirement defined benefit plans	581	1,128	680	1,286
Equity accounted investments	(187)	9	(5)	9
Other comprehensive income before income taxes	75	822	2,309	1,052
Income tax expense on above items	(117)	(282)	(115)	(341)
Other comprehensive (loss) income	(42)	540	2,194	711
Comprehensive income	$1,229	$1,072	$5,711	$3,563
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED BALANCE SHEETS AS AT
(unaudited)

	December 31	December 31
(in millions of Canadian dollars)	2022	2021
Assets
Current assets
Cash and cash equivalents	$451	$69
Restricted cash and cash equivalents	—	13
Accounts receivable, net	1,016	819
Materials and supplies	284	235
Other current assets	138	216
	1,889	1,352
Investment in Kansas City Southern (Note 4)	45,091	42,309
Investments	223	209
Properties	22,385	21,200
Goodwill and intangible assets	386	371
Pension asset	3,101	2,317
Other assets	420	419
Total assets	$73,495	$68,177
Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$1,703	$1,609
Long-term debt maturing within one year	1,510	1,550
	3,213	3,159
Pension and other benefit liabilities	538	718
Other long-term liabilities	520	542
Long-term debt	18,141	18,577
Deferred income taxes (Note 3)	12,197	11,352
Total liabilities	34,609	34,348
Shareholders’ equity
Share capital	25,516	25,475
Additional paid-in capital	78	66
Accumulated other comprehensive income (loss)	91	(2,103)
Retained earnings	13,201	10,391
	38,886	33,829
Total liabilities and shareholders’ equity	$73,495	$68,177
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2022	2021	2022	2021
Operating activities
Net income	$1,271	$532	$3,517	$2,852
Reconciliation of net income to cash provided by operating activities:
Depreciation and amortization	219	206	853	811
Deferred income tax (recovery) expense	(15)	52	136	242
Pension recovery and funding	(70)	(61)	(288)	(249)
Equity (earnings) loss of Kansas City Southern (Note 4)	(447)	141	(1,074)	141
Foreign exchange (gain) loss on debt and lease liabilities (Note 2)	—	32	—	(7)
Dividends from Kansas City Southern (Note 4)	564	—	1,157	—
Other operating activities, net	35	14	(67)	(36)
Change in non-cash working capital balances related to operations	163	(312)	(92)	(66)
Cash provided by operating activities	1,720	604	4,142	3,688
Investing activities
Additions to properties	(539)	(421)	(1,557)	(1,532)
Investment in Kansas City Southern	—	(10,526)	—	(12,299)
Proceeds from sale of properties and other assets	21	31	58	96
Other	—	6	3	5
Cash used in investing activities	(518)	(10,910)	(1,496)	(13,730)
Financing activities
Dividends paid	(176)	(127)	(707)	(507)
Issuance of CP Common Shares	13	5	32	25
Issuance of long-term debt, excluding commercial paper	—	10,673	—	10,673
Repayment of long-term debt, excluding commercial paper	(12)	(10)	(571)	(359)
Proceeds from term loan	—	—	—	633
Repayment of term loan	—	—	(636)	—
Net repayment of commercial paper	(713)	(388)	(415)	(454)
Acquisition-related financing fees	—	(6)	—	(51)
Other	—	(17)	—	(24)
Cash (used in) provided by financing activities	(888)	10,130	(2,297)	9,936
Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	(1)	35	20	41
Cash position
Increase (decrease) in cash, cash equivalents and restricted cash	313	(141)	369	(65)
Cash, cash equivalents and restricted cash at beginning of period	138	223	82	147
Cash, cash equivalents and restricted cash at end of period	$451	$82	$451	$82

Supplemental disclosures of cash flow information:
Income taxes paid	$89	$151	$408	$552
Interest paid	$174	$61	$641	$426
See Notes to Interim Consolidated Financial Information.

INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(unaudited)

	For the three months ended December 31
(in millions of Canadian dollars except per share data)	Common shares (in millions)	Share capital	Additional paid-in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total shareholders’ equity
Balance as at October 1, 2022	930.1	$25,498	$77	$133	$12,106	$37,814
Net income	—	—	—	—	1,271	1,271
Other comprehensive loss	—	—	—	(42)	—	(42)
Dividends declared ($0.190 per share)	—	—	—	—	(176)	(176)
Effect of stock-based compensation expense	—	—	6	—	—	6
Shares issued under stock option plan	0.4	18	(5)	—	—	13
Balance as at December 31, 2022	930.5	$25,516	$78	$91	$13,201	$38,886
Balance as at October 1, 2021	666.9	$2,008	$68	$(2,643)	$10,035	$9,468
Net income	—	—	—	—	532	532
Other comprehensive income	—	—	—	540	—	540
Dividends declared ($0.190 per share)	—	—	—	—	(176)	(176)
Effect of stock-based compensation expense	—	—	5	—	—	5
Shares issued for Kansas City Southern acquisition	262.6	23,461	(5)	—	—	23,456
Shares issued under stock option plan	0.2	6	(2)	—	—	4
Balance as at December 31, 2021	929.7	$25,475	$66	$(2,103)	$10,391	$33,829

	For the year ended December 31
(in millions of Canadian dollars except per share data)	Common shares (in millions)	Share capital	Additional paid-in capital	Accumulated other comprehensive (loss) income	Retained earnings	Total shareholders’ equity
Balance at January 1, 2022	929.7	$25,475	$66	$(2,103)	$10,391	$33,829
Net income	—	—	—	—	3,517	3,517
Other comprehensive income	—	—	—	2,194	—	2,194
Dividends declared ($0.760 per share)	—	—	—	—	(707)	(707)
Effect of stock-based compensation expense	—	—	23	—	—	23
Shares issued for Kansas City Southern acquisition	—	—	(2)	—	—	(2)
Shares issued under stock option plan	0.8	41	(9)	—	—	32
Balance as at December 31, 2022	930.5	$25,516	$78	$91	$13,201	$38,886
Balance at January 1, 2021	666.3	$1,983	$55	$(2,814)	$8,095	$7,319
Net income	—	—	—	—	2,852	2,852
Other comprehensive income	—	—	—	711	—	711
Dividends declared ($0.760 per share)	—	—	—	—	(556)	(556)
Effect of stock-based compensation expense	—	—	23	—	—	23
Shares issued for Kansas City Southern acquisition	262.6	23,461	(5)	—	—	23,456
Shares issued under stock option plan	0.8	31	(7)	—	—	24
Balance as at December 31, 2021	929.7	$25,475	$66	$(2,103)	$10,391	$33,829
See Notes to Interim Consolidated Financial Information.

NOTES TO INTERIM CONSOLIDATED FINANCIAL INFORMATION
December 31, 2022
(unaudited)

1    Basis of presentation

This unaudited interim consolidated financial information of Canadian Pacific Railway Limited ("CPRL") and its subsidiaries (collectively, “CP”, or “the Company”), expressed in Canadian dollars, reflects management’s estimates and assumptions that are necessary for its fair presentation in conformity with generally accepted accounting principles in the United States of America (“GAAP”). It does not include all disclosures required under GAAP for annual financial statements and interim financial statements, and should be read in conjunction with the 2021 annual consolidated financial statements and notes included in CP's 2021 Annual Report on Form 10-K and 2022 interim consolidated financial statements. The accounting policies used are consistent with the accounting policies used in preparing the 2021 annual consolidated financial statements.

CP's operations can be affected by seasonal fluctuations such as changes in customer demand and weather-related issues. This seasonality could impact quarter-over-quarter comparisons.

In management’s opinion, the unaudited interim consolidated financial information includes all adjustments (consisting of normal and recurring adjustments) necessary to present fairly such information. Interim results are not necessarily indicative of the results expected for the fiscal year.

2    Other expense (income)

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2022	2021	2022	2021
Foreign exchange loss (gain) on debt and lease liabilities	$—	$32	$—	$(7)
Other foreign exchange (gains) losses	(1)	5	—	(4)
Acquisition-related (recoveries) costs (Note 4)	—	(48)	—	247
Other	5	(5)	17	1
Other expense (income)	$4	$(16)	$17	$237

3    Income taxes

During the fourth quarter and for the year ended December 31, 2022, the Company recorded a deferred tax recovery of $24 million to reverse an uncertain tax position as this amount is no longer expected to be realized.

During the fourth quarter and for the year ended December 31, 2022, the Company recorded a deferred tax recovery of $27 million and $19 million, respectively, on the outside basis difference of the change in the equity investment in KCS.

During the fourth quarter and for the year ended December 31, 2021, the Company recorded a deferred tax recovery of $33 million on the outside basis difference of the change in the equity investment in KCS from initial recognition on December 14, 2021.

4    Business acquisition

On December 14, 2021, the Company purchased 100% of the issued and outstanding shares of KCS. From December 14, 2021, the date of purchase, all purchased shares of KCS are held in an independent voting trust (the "Trust") pending the approval from the U.S. Surface Transportation Board ("STB") of the Company's application for control of KCS.

The Company accounts for its investment in KCS using the equity method of accounting while the STB considers the Company's application to control KCS. The STB review of CP's proposed control of KCS while KCS is in the voting trust is expected to be completed in the first quarter of 2023. The investment in KCS of $45,091 million as at December 31, 2022, includes $1,074 million of equity earnings of KCS and foreign currency translation of $2,891 million, offset by dividends of $1,157 million received in the year ended December 31, 2022. Included within the $447 million and $1,074 million of equity earnings of KCS recognized for the three months and year ended December 31, 2022 was amortization (net of tax) of basis differences of $42 million and $163 million, respectively. These basis differences relate to depreciable property, plant and equipment, intangible assets with definite lives, and long-term debt, and are amortized over the related assets' remaining useful lives, and the remaining terms to maturity of the debt instruments.

During the fourth quarter and for the year ended December 31, 2022, the Company incurred $17 million and $74 million, in acquisition-related costs, respectively, recorded within "Purchased services and other" in the Company's Interim Consolidated

Statements of Income. Acquisition-related costs of $10 million and $49 million incurred by KCS during the fourth quarter and for the year ended December 31, 2022 are included within "Equity (earnings) loss of Kansas City Southern" in the Company's Interim Consolidated Statements of Income. Equity earnings of KCS recognized for the three months and year ended December 31, 2022 also included KCS's gain on unwinding of interest rate hedges of $212 million, which is net of CP's associated purchase accounting basis differences and tax.

During the fourth quarter and for the year ended December 31, 2021, the Company incurred $157 million and $599 million, respectively, in acquisition-related costs associated with the KCS acquisition, of which costs of $36 million and $183 million were recorded within "Purchased services and other", and recoveries of $48 million and costs of $247 million were recorded within "Other expense (income)" in each period, respectively. Acquisition-related costs, net of tax, of $169 million, incurred by KCS during the 18 days from the date the transaction closed into the voting trust, were included within "Equity loss of Kansas City Southern" in the Company's Interim Consolidated Statements of Income.

Summary of Rail Data

	Fourth Quarter				Year
Financial (millions, except per share data)	2022	2021	Total Change	% Change	2022	2021	Total Change	% Change

Revenues
Freight	$2,413	$1,994	$419	21	$8,627	$7,816	$811	10
Non-freight	49	46	3	7	187	179	8	4
Total revenues	2,462	2,040	422	21	8,814	7,995	819	10

Operating expenses
Compensation and benefits	416	405	11	3	1,570	1,570	—	—
Fuel	399	231	168	73	1,400	854	546	64
Materials	69	51	18	35	260	215	45	21
Equipment rents	43	29	14	48	140	121	19	16
Depreciation and amortization	219	206	13	6	853	811	42	5
Purchased services and other	327	286	41	14	1,262	1,218	44	4
Total operating expenses	1,473	1,208	265	22	5,485	4,789	696	15

Operating income	989	832	157	19	3,329	3,206	123	4

Less:
Equity (earnings) loss of Kansas City Southern	(447)	141	(588)	(417)	(1,074)	141	(1,215)	(862)
Other expense (income)	4	(16)	20	(125)	17	237	(220)	(93)
Merger termination fee	—	—	—	—	—	(845)	845	(100)
Other components of net periodic benefit recovery	(107)	(101)	(6)	6	(411)	(387)	(24)	6
Net interest expense	166	125	41	33	652	440	212	48

Income before income tax expense	1,373	683	690	101	4,145	3,620	525	15

Income tax expense	102	151	(49)	(32)	628	768	(140)	(18)

Net income	$1,271	$532	$739	139	$3,517	$2,852	$665	23
Operating ratio (%)	59.8	59.2	0.6	60 bps	62.2	59.9	2.3	230 bps

Basic earnings per share	$1.37	$0.74	$0.63	85	$3.78	$4.20	$(0.42)	(10)

Diluted earnings per share	$1.36	$0.74	$0.62	84	$3.77	$4.18	$(0.41)	(10)

Shares Outstanding
Weighted average number of basic shares outstanding (millions)	930.3	718.4	211.9	29	930.0	679.7	250.3	37
Weighted average number of diluted shares outstanding (millions)	933.2	721.3	211.9	29	932.9	682.8	250.1	37

Foreign Exchange
Average foreign exchange rate (U.S.$/Canadian$)	0.74	0.79	(0.05)	(6)	0.77	0.80	(0.03)	(4)
Average foreign exchange rate (Canadian$/U.S.$)	1.36	1.26	0.10	8	1.30	1.25	0.05	4

Summary of Rail Data (Continued)

	Fourth Quarter					Year
Commodity Data	2022	2021	Total Change	% Change	FX Adjusted % Change(1)	2022	2021	Total Change	% Change	FX Adjusted % Change(1)

Freight Revenues (millions)
- Grain	$655	$440	$215	49	42	$1,776	$1,684	$92	5	3
- Coal	119	134	(15)	(11)	(13)	577	625	(48)	(8)	(8)
- Potash	136	115	21	18	13	581	463	118	25	23
- Fertilizers and sulphur	88	78	10	13	6	332	305	27	9	6
- Forest products	104	89	15	17	9	403	348	55	16	12
- Energy, chemicals and plastics	384	414	(30)	(7)	(11)	1,394	1,563	(169)	(11)	(13)
- Metals, minerals and consumer products	229	193	36	19	12	884	728	156	21	18
- Automotive	116	87	29	33	27	438	376	62	16	14
- Intermodal	582	444	138	31	29	2,242	1,724	518	30	29

Total Freight Revenues	$2,413	$1,994	$419	21	16	$8,627	$7,816	$811	10	8

Freight Revenue per Revenue Ton-Mile (RTM) (cents)
- Grain	5.46	4.66	0.80	17	12	5.03	4.43	0.60	14	11
- Coal	4.06	3.44	0.62	18	16	3.85	3.41	0.44	13	13
- Potash	3.51	2.90	0.61	21	16	3.20	2.78	0.42	15	13
- Fertilizers and sulphur	7.41	6.66	0.75	11	5	6.96	6.30	0.66	10	7
- Forest products	7.56	6.23	1.33	21	14	7.02	6.09	0.93	15	11
- Energy, chemicals and plastics	6.00	6.74	(0.74)	(11)	(15)	5.66	6.14	(0.48)	(8)	(10)
- Metals, minerals and consumer products	8.01	6.79	1.22	18	11	7.55	6.52	1.03	16	13
- Automotive	27.10	22.48	4.62	21	15	25.23	21.30	3.93	18	16
- Intermodal	7.44	6.63	0.81	12	10	7.19	6.22	0.97	16	15

Total Freight Revenue per RTM	6.21	5.54	0.67	12	8	5.82	5.22	0.60	11	9

Freight Revenue per Carload
- Grain	$5,170	$4,297	$873	20	15	$4,648	$3,951	$697	18	15
- Coal	2,102	1,991	111	6	4	2,139	2,144	(5)	—	(1)
- Potash	3,897	3,186	711	22	17	3,631	3,068	563	18	16
- Fertilizers and sulphur	5,867	4,875	992	20	13	5,372	4,736	636	13	10
- Forest products	5,843	4,811	1,032	21	14	5,513	4,728	785	17	13
- Energy, chemicals and plastics	5,039	5,267	(228)	(4)	(8)	4,687	4,883	(196)	(4)	(6)
- Metals, minerals and consumer products	3,748	3,244	504	16	9	3,560	3,076	484	16	12
- Automotive	4,394	3,655	739	20	15	4,195	3,443	752	22	19
- Intermodal	1,946	1,752	194	11	9	1,892	1,622	270	17	16

Total Freight Revenue per Carload	$3,381	$3,041	$340	11	7	$3,101	$2,857	$244	9	7

(1)This earnings measure has no standardized meaning prescribed by GAAP and, therefore, is unlikely to be comparable to similar measures presented by other companies. This measure is defined and reconciled in Non-GAAP Measures of this Earnings Release.

Summary of Rail Data (Continued)

	Fourth Quarter				Year
Commodity Data (Continued)	2022	2021	Total Change	% Change	2022	2021	Total Change	% Change

Millions of RTM
- Grain	11,990	9,435	2,555	27	35,325	37,999	(2,674)	(7)
- Coal	2,933	3,894	(961)	(25)	14,970	18,345	(3,375)	(18)
- Potash	3,879	3,966	(87)	(2)	18,176	16,671	1,505	9
- Fertilizers and sulphur	1,187	1,172	15	1	4,772	4,845	(73)	(2)
- Forest products	1,375	1,428	(53)	(4)	5,741	5,718	23	—
- Energy, chemicals and plastics	6,404	6,141	263	4	24,625	25,469	(844)	(3)
- Metals, minerals and consumer products	2,858	2,842	16	1	11,710	11,170	540	5
- Automotive	428	387	41	11	1,736	1,765	(29)	(2)
- Intermodal	7,819	6,696	1,123	17	31,173	27,704	3,469	13

Total RTMs	38,873	35,961	2,912	8	148,228	149,686	(1,458)	(1)

Carloads (thousands)
- Grain	126.7	102.4	24.3	24	382.1	426.2	(44.1)	(10)
- Coal	56.6	67.3	(10.7)	(16)	269.8	291.5	(21.7)	(7)
- Potash	34.9	36.1	(1.2)	(3)	160.0	150.9	9.1	6
- Fertilizers and sulphur	15.0	16.0	(1.0)	(6)	61.8	64.4	(2.6)	(4)
- Forest products	17.8	18.5	(0.7)	(4)	73.1	73.6	(0.5)	(1)
- Energy, chemicals and plastics	76.2	78.6	(2.4)	(3)	297.4	320.1	(22.7)	(7)
- Metals, minerals and consumer products	61.1	59.5	1.6	3	248.3	236.7	11.6	5
- Automotive	26.4	23.8	2.6	11	104.4	109.2	(4.8)	(4)
- Intermodal	299.0	253.4	45.6	18	1,185.2	1,062.9	122.3	12

Total Carloads	713.7	655.6	58.1	9	2,782.1	2,735.5	46.6	2

	Fourth Quarter					Year
	2022	2021	Total Change	% Change	FX Adjusted % Change(1)	2022	2021	Total Change	% Change	FX Adjusted % Change(1)

Operating Expenses (millions)
Compensation and benefits	$416	$405	$11	3	—	$1,570	$1,570	$—	—	(1)
Fuel	399	231	168	73	62	1,400	854	546	64	59
Materials	69	51	18	35	33	260	215	45	21	20
Equipment rents	43	29	14	48	43	140	121	19	16	13
Depreciation and amortization	219	206	13	6	4	853	811	42	5	4
Purchased services and other	327	286	41	14	12	1,262	1,218	44	4	3

Total Operating Expenses	$1,473	$1,208	$265	22	18	$5,485	$4,789	$696	15	13

(1)This earnings measure has no standardized meaning prescribed by GAAP and, therefore, is unlikely to be comparable to similar measures presented by other companies. This measure is defined and reconciled in Non-GAAP Measures of this Earnings Release.

Summary of Rail Data (Continued)

	Fourth Quarter				Year
	2022	2021	Total Change	% Change	2022	2021	Total Change	% Change

Operations Performance

Gross ton-miles ("GTMs") (millions)	69,622	64,574	5,048	8	269,134	271,921	(2,787)	(1)
Train miles (thousands)	7,509	6,991	518	7	28,899	29,397	(498)	(2)
Average train weight - excluding local traffic (tons)	9,978	10,011	(33)	—	10,064	9,967	97	1
Average train length - excluding local traffic (feet)	8,244	8,229	15	—	8,350	8,200	150	2
Average terminal dwell (hours)	8.0	7.5	0.5	7	8.0	7.2	0.8	11
Average train speed (miles per hour, or "mph")(1)	21.1	22.3	(1.2)	(5)	21.4	21.6	(0.2)	(1)
Locomotive productivity (GTMs / operating horsepower)(2)	196	193	3	2	196	201	(5)	(2)
Fuel efficiency(3)	0.972	0.941	0.031	3	0.955	0.931	0.024	3
U.S. gallons of locomotive fuel consumed (millions)(4)	67.7	60.8	6.9	11	257.0	253.3	3.7	1
Average fuel price (U.S. dollars per U.S. gallon)	4.34	3.03	1.31	43	4.19	2.70	1.49	55

Total Employees and Workforce

Total employees (average)(5)	13,000	12,113	887	7	12,570	12,337	233	2
Total employees (end of period)(5)	12,754	11,834	920	8	12,754	11,834	920	8
Workforce (end of period)(6)	12,824	11,872	952	8	12,824	11,872	952	8

Safety Indicators(7)

FRA personal injuries per 200,000 employee-hours	1.12	0.75	0.37	49	1.01	0.92	0.09	10
FRA train accidents per million train-miles	1.19	1.03	0.16	16	0.93	1.10	(0.17)	(15)

(1)Average train speed is defined as a measure of the line-haul movement from origin to destination including terminal dwell hours. It is calculated by dividing the total train miles travelled by the total train hours operated. This calculation does not include delay time related to customers or foreign railroads and excludes the time and distance travelled by: i) trains used in or around CP’s yards; ii) passenger trains; and iii) trains used for repairing track.
(2)Locomotive productivity is defined as daily GTMs divided by daily average operating horsepower. Operating horsepower excludes units offline, tied up or in storage, or in use on other railways, and includes foreign units online.
(3)Fuel efficiency is defined as U.S. gallons of locomotive fuel consumed per 1,000 GTMs.
(4)Includes gallons of fuel consumed from freight, yard and commuter service but excludes fuel used in capital projects and other non-freight activities.
(5)An employee is defined as an individual currently engaged in full-time, part-time, or seasonal employment with CP.
(6)Workforce is defined as total employees plus contractors and consultants.
(7)FRA personal injuries per 200,000 employee-hours for the three months ended December 31, 2021 was previously reported as 0.71, restated to 0.75 in this Earnings Release. This restatement reflects new information available within specified periods stipulated by the FRA but that exceed the Company's financial reporting timeline.

Non-GAAP Measures

The Company presents Non-GAAP measures to provide a basis for evaluating underlying earnings and liquidity trends in the Company’s business that can be compared with the results of operations in prior periods. In addition, these Non-GAAP measures facilitate a multi-period assessment of long-term profitability, allowing management and other external users of the Company’s consolidated financial information to compare profitability on a long-term basis, including assessing future profitability, with that of the Company’s peers.

These Non-GAAP measures have no standardized meaning and are not defined by accounting principles generally accepted in the United States of America ("GAAP") and, therefore, may not be comparable to similar measures presented by other companies. The presentation of these Non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP.

Non-GAAP Performance Measures

The Company uses adjusted earnings results including Adjusted income, Adjusted diluted earnings per share, Adjusted operating income and Adjusted operating ratio to evaluate the Company’s operating performance and for planning and forecasting future business operations and future profitability. Core adjusted income and Core adjusted diluted earnings per share are presented to provide financial statement users with additional transparency by isolating for the impact of KCS purchase accounting. KCS purchase accounting represents the amortization of basis differences, being the difference in value between the consideration paid to acquire KCS and the underlying carrying value of the net assets of KCS immediately prior to its acquisition by the Company, net of tax, as recognized within Equity (earnings) loss of Kansas City Southern in the Company's Interim Consolidated Statements of Income. All assets subject to KCS purchase accounting contribute to income generation and will continue to amortize over their estimated useful lives. These Non-GAAP measures provide meaningful supplemental information regarding operating results because they exclude certain significant items that are not considered indicative of future financial trends either by nature or amount or provide improved comparability to past performance. As a result, these items are excluded for management assessment of operational performance, allocation of resources and preparation of annual budgets. These significant items may include, but are not limited to, restructuring and asset impairment charges, individually significant gains and losses from sales of assets, acquisition-related costs, the merger termination payment received, KCS's gain on unwinding of interest rate hedges (net of CP's associated purchase accounting basis differences and tax), as recognized within Equity (earnings) loss of Kansas City Southern in the Company's Interim Consolidated Statements of Income, the foreign exchange ("FX") impact of translating the Company’s debt and lease liabilities (including borrowings under the credit facility), discrete tax items, changes in the outside basis tax difference between the carrying amount of CP's equity investment in KCS and its tax basis of this investment, changes in income tax rates, changes to an uncertain tax item, and certain items outside the control of management. Acquisition-related costs include legal, consulting, financing fees, integration planning costs consisting of third-party services and system migration, fair value gain or loss on FX forward contracts and interest rate hedges, FX gain on U.S. dollar-denominated cash on hand from the issuances of long-term debt to fund the KCS acquisition, and transaction and integration costs incurred by KCS, net of tax, which were recognized within Equity (earnings) loss of Kansas City Southern in the Company's Interim Consolidated Statements of Income. These items may not be non-recurring. However, excluding these significant items from GAAP results allows for a consistent understanding of the Company's consolidated financial performance when performing a multi-period assessment including assessing the likelihood of future results. Accordingly, these Non-GAAP financial measures may provide insight to investors and other external users of the Company's consolidated financial information.

Significant items that impact reported earnings for 2022 and 2021 include:

In 2022, there were five significant items included in Net income as follows:
•in the fourth quarter, a gain of $212 million due to KCS's gain on unwinding of interest rate hedges (net of CP's associated purchase accounting basis differences and tax) recognized in Equity earnings of KCS that favourably impacted Diluted EPS by 23 cents;
•in the fourth quarter, a deferred tax recovery of $24 million as a result of a reversal of an uncertain tax item related to a prior period that favourably impacted Diluted EPS by 3 cents;
•in the third quarter, a deferred tax recovery of $12 million due to a decrease in the Iowa state tax rate that favourably impacted Diluted EPS by 1 cent;
•during the course of the year, a net deferred tax recovery of $19 million on changes in the outside basis difference of the equity investment in KCS that favourably impacted Diluted EPS by 2 cents as follows:
–in the fourth quarter, a deferred tax recovery of $27 million on changes in the outside basis difference of the equity investment in KCS that favourably impacted Diluted EPS by 3 cents;
–in the third quarter, a deferred tax recovery of $9 million on changes in the outside basis difference of the equity investment in KCS that favourably impacted Diluted EPS by 1 cent;
–in the second quarter, a deferred tax expense of $49 million on changes in the outside basis difference of the equity investment in KCS that unfavourably impacted Diluted EPS by 5 cents; and
–in the first quarter, a deferred tax recovery of $32 million on changes in the outside basis difference of the equity investment in KCS that favourably impacted Diluted EPS by 3 cents; and

•during the course of the year, acquisition-related costs of $123 million in connection with the KCS acquisition ($108 million after current tax recovery of $15 million), including costs of $74 million recognized in Purchased services and other, and $49 million recognized in Equity earnings of KCS, that unfavourably impacted Diluted EPS by 12 cents as follows:
–in the fourth quarter, acquisition-related costs of $27 million ($16 million after current tax recovery of $11 million), including costs of $17 million recognized in Purchased services and other and $10 million recognized in Equity earnings of KCS, that unfavourably impacted Diluted EPS by 3 cents;
–in the third quarter, acquisition-related costs of $30 million ($33 million after current tax expense of $3 million), including costs of $18 million recognized in Purchased services and other and $12 million recognized in Equity earnings of KCS, that unfavourably impacted Diluted EPS by 3 cents;
–in the second quarter, acquisition-related costs of $33 million ($29 million after current tax recovery of $4 million), including costs of $19 million recognized in Purchased services and other and $14 million recognized in Equity earnings of KCS, that unfavourably impacted Diluted EPS by 3 cents; and
–in the first quarter, acquisition-related costs of $33 million ($30 million after current tax recovery of $3 million), including costs of $20 million recognized in Purchased services and other and $13 million recognized in Equity earnings of KCS, that unfavourably impacted Diluted EPS by 3 cents.

2021:
•in the fourth quarter, a deferred tax recovery of $33 million on changes in the outside basis difference of the equity investment in KCS that favourably impacted Diluted EPS by 5 cents;
•in the second quarter, the merger termination payment received of $845 million ($748 million after current taxes) in connection with KCS's termination of the Agreement and Plan of Merger (the "Original Merger Agreement") effective May 21, 2021 that favourably impacted Diluted EPS by $1.11;
•during the course of the year, acquisition-related costs of $599 million in connection with the KCS acquisition ($500 million after current tax recovery of $107 million net of deferred tax expense of $8 million), including costs of $183 million recognized in Purchased services and other, $169 million recognized in Equity loss of KCS, and $247 million recognized in Other expense (income), that unfavourably impacted Diluted EPS by 75 cents as follows:
–in the fourth quarter, acquisition-related costs of $157 million ($157 million after current tax recovery of $13 million net of deferred tax expense of $13 million), including costs of $36 million recognized in Purchased services and other, $169 million in Equity loss of KCS, and a $48 million recovery recognized in Other (income) expense, that unfavourably impacted Diluted EPS by 22 cents;
–in the third quarter, acquisition-related costs of $98 million ($80 million after current tax recovery of $61 million net of deferred tax expense of $43 million), including costs of $15 million recognized in Purchased services and other and $83 million recognized in Other expense (income), that unfavourably impacted Diluted EPS by 12 cents;
–in the second quarter, acquisition-related costs of $308 million ($236 million after current taxes of $25 million and deferred taxes of $47 million), including costs of $99 million recognized in Purchased services and other and $209 million recognized in Other expense (income), that unfavourably impacted Diluted EPS by 35 cents; and
–in the first quarter, acquisition-related costs of $36 million ($27 million after current taxes of $8 million and deferred taxes of $1 million), including costs of $33 million recognized in Purchased services and other and $3 million recognized in Other expense (income), that unfavourably impacted Diluted EPS by 4 cents; and
•during the course of the year, a net non-cash gain of $7 million ($6 million after deferred tax) due to FX translation of debt and lease liabilities that favourably impacted Diluted EPS by 1 cent as follows:
–in the fourth quarter, a $32 million loss ($28 million after deferred tax) that unfavourably impacted Diluted EPS by 4 cents;
–in the third quarter, a $46 million loss ($40 million after deferred tax) that unfavourably impacted Diluted EPS by 6 cents;
–in the second quarter, a $52 million gain ($45 million after deferred tax) that favourably impacted Diluted EPS by 7 cents; and
–in the first quarter, a $33 million gain ($29 million after deferred tax) that favourably impacted Diluted EPS by 4 cents.

Reconciliation of GAAP Performance Measures to Non-GAAP Performance Measures

The following tables reconcile the most directly comparable measures presented in accordance with GAAP to the Non-GAAP measures:

Adjusted income is calculated as Net income reported on a GAAP basis adjusted for significant items. Core adjusted income is calculated as Adjusted income less KCS purchase accounting.

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2022	2021	2022	2021
Net income as reported	$1,271	$532	$3,517	$2,852
Less significant items (pre-tax):
KCS net gain on unwind of interest rate hedges	212	—	212	—
Acquisition-related costs	(27)	(157)	(123)	(599)
Merger termination fee	—	—	—	845
Impact of FX translation gain (loss) on debt and lease liabilities	—	(32)	—	7
Add:
Tax effect of adjustments(1)	(11)	(4)	(15)	(1)
Deferred tax recovery on the outside basis difference of the investment in KCS	(27)	(33)	(19)	(33)
Income tax rate changes	—	—	(12)	—
Reversal of provision for uncertain tax item	(24)	—	(24)	—
Adjusted income	$1,024	$684	$3,358	$2,565
Less: KCS purchase accounting	(42)	(8)	(163)	(8)
Core adjusted income	$1,066	$692	$3,521	$2,573
(1) The tax effect of adjustments was calculated as the pre-tax effect of the adjustments multiplied by the applicable tax rate for the above items of 5.84% and 16.97% for the three months and year ended December 31, 2022, respectively, and 2.27% and 0.51% for the three months and year ended December 31, 2021, respectively. The applicable tax rates reflect the taxable jurisdictions and nature, being on account of capital or income, of the significant items.

Adjusted diluted earnings per share is calculated using Adjusted income, as defined above, divided by the weighted-average diluted number of Common Shares outstanding during the period as determined in accordance with GAAP. Core adjusted diluted earnings per share is calculated as Adjusted diluted earnings per share less KCS purchase accounting.

	For the three months ended December 31		For the year ended December 31
	2022	2021	2022	2021
Diluted earnings per share as reported	$1.36	$0.74	$3.77	$4.18
Less significant items (pre-tax):
KCS net gain on unwind of interest rate hedges	0.23	—	0.23	—
Acquisition-related costs	(0.04)	(0.22)	(0.14)	(0.88)
Merger termination fee	—	—	—	1.24
Impact of FX translation gain (loss) on debt and lease liabilities	—	(0.05)	—	0.01
Add:
Tax effect of adjustments(1)	(0.01)	(0.01)	(0.02)	—
Deferred tax recovery on the outside basis difference of the investment in KCS	(0.03)	(0.05)	(0.02)	(0.05)
Income tax rate changes	—	—	(0.01)	—
Reversal of provision for uncertain tax item	(0.03)	—	(0.03)	—
Adjusted diluted earnings per share	$1.10	$0.95	$3.60	$3.76
Less: KCS purchase accounting	(0.04)	(0.01)	(0.17)	(0.01)
Core adjusted diluted earnings per share	$1.14	$0.96	$3.77	$3.77
(1) The tax effect of adjustments was calculated as the pre-tax effect of the adjustments multiplied by the applicable tax rate for the above items of 5.84% and 16.97% for the three months and year ended December 31, 2022, and 2.27% and 0.51% for the three months and year ended December 31, 2021, respectively. The applicable tax rates reflect the taxable jurisdictions and nature, being on account of capital or income, of the significant items.

Adjusted operating income is calculated as Operating income reported on a GAAP basis less significant items.

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2022	2021	2022	2021
Operating income as reported	$989	$832	$3,329	$3,206
Less significant item:
Acquisition-related costs	(17)	(36)	(74)	(183)
Adjusted operating income	$1,006	$868	$3,403	$3,389

Adjusted operating ratio excludes those significant items that are reported within Operating income.

	For the three months ended December 31		For the year ended December 31
	2022	2021	2022	2021
Operating ratio as reported	59.8%	59.2%	62.2%	59.9%
Less significant item:
Acquisition-related costs	0.7%	1.7%	0.8%	2.3%
Adjusted operating ratio	59.1%	57.5%	61.4%	57.6%

Adjusted Return on Invested Capital ("Adjusted ROIC")

Return on average shareholders' equity is calculated as Net income divided by average shareholders' equity, averaged between the beginning and ending balance over a trailing twelve month period. Adjusted ROIC is calculated as Adjusted return divided by Adjusted average invested capital. Adjusted return is defined as Net income adjusted for interest expense, tax effected at the Company’s adjusted annualized effective tax rate, and significant items in the Company’s Consolidated Financial Statements, tax effected at the applicable tax rate. Adjusted average invested capital is defined as the sum of total Shareholders' equity, Long-term debt, and Long-term debt maturing within one year, as presented in the Company's Consolidated Financial Statements,

each averaged between the beginning and ending balance over a trailing twelve month period, adjusted for the impact of significant items, tax effected at the applicable tax rate, on closing balances as part of this average. Adjusted ROIC excludes significant items reported in the Company's Consolidated Financial Statements, as these significant items are not considered indicative of future financial trends either by nature or amount, and excludes interest expense, net of tax, to incorporate returns on the Company’s overall capitalization. Adjusted ROIC is a performance measure that measures how productively the Company uses its long-term capital investments, representing critical indicators of good operating and investment decisions made by management, and is an important performance criteria in determining certain elements of the Company's long-term incentive plan. Adjusted ROIC is reconciled below from Return on average shareholders' equity, the most comparable measure calculated in accordance with GAAP.

Calculation of Return on average shareholders' equity

	For the year ended December 31
(in millions of Canadian dollars, except for percentages)	2022	2021
Net income as reported	$3,517	$2,852
Average shareholders' equity	36,358	20,574
Return on average shareholders' equity	9.7%	13.9%

Reconciliation of Net income to Adjusted return

	For the year ended December 31
(in millions of Canadian dollars)	2022	2021
Net income as reported	$3,517	$2,852
Add:
Net interest expense	652	440
Tax on interest(1)	(145)	(106)
Significant items (pre-tax):
KCS net gain on unwind of interest rate hedges	(212)	—
Acquisition-related costs	123	599
Merger termination fee	—	(845)
Impact of FX translation gain on debt and lease liabilities	—	(7)
Tax on significant items(2)	(15)	(1)
Deferred tax recovery on the outside basis difference of the investment in KCS	(19)	(33)
Income tax rate changes	(12)	—
Reversal of provision for uncertain tax item	(24)	—
Adjusted return	$3,865	$2,899
(1) Tax was calculated at the adjusted annualized effective tax rate of 22.24% and 23.85% for the years ended December 31, 2022 and 2021, respectively.
(2) Tax was calculated as the pre-tax effect of the adjustments multiplied by the applicable tax rate for the above items of 16.97% and 0.51% for the years ended December 31, 2022 and 2021, respectively. The applicable tax rates reflect the taxable jurisdictions and nature, being on account of capital or income, of the significant items.

Reconciliation of Average shareholders' equity to Adjusted average invested capital

	For the year ended December 31
(in millions of Canadian dollars)	2022	2021
Average shareholders' equity	$36,358	$20,574
Average long-term debt, including long-term debt maturing within one year	19,889	14,949
	$56,247	$35,523
Less:
Significant items (pre-tax):
KCS net gain on unwind of interest rate hedges	106	—
Acquisition-related costs	(62)	(300)
Merger termination fee	—	423
Tax on significant items(1)	8	1
Deferred tax recovery on the outside basis difference of the investment in KCS	10	16
Income tax rate changes	6	—
Reversal of provision for uncertain tax item	12	—
Adjusted average invested capital	$56,167	$35,383
(1) Tax was calculated at the pre-tax effect of the adjustments multiplied by the applicable tax rate of 16.97% and 0.90% for the years ended December 31, 2022 and 2021, respectively. The applicable tax rate reflects the taxable jurisdictions and nature, being on account of capital or income, of the significant items.

Calculation of Adjusted ROIC

	For the year ended December 31
(in millions of Canadian dollars, except for percentages)	2022	2021
Adjusted return	$3,865	$2,899
Adjusted average invested capital	56,167	35,383
Adjusted ROIC	6.9%	8.2%

Free Cash

Free cash is calculated as Cash provided by operating activities, less Cash used in investing activities, adjusted for changes in Cash and cash equivalents balances resulting from FX fluctuations, the operating cash flow impacts of acquisition-related costs associated with the KCS transaction including settlement of cash flow hedges upon debt issuance and FX gain on U.S. dollar-denominated cash held to fund the KCS acquisition, the merger termination payment received related to KCS's termination of the Original Merger Agreement, and the acquisition of KCS. Free cash is a measure that management considers to be a valuable indicator of liquidity. Free cash is useful to investors and other external users of the Company's Consolidated Financial Statements as it assists with the evaluation of the Company's ability to generate cash to satisfy debt obligations and discretionary activities such as dividends, share repurchase programs, and other strategic opportunities, and is an important performance criteria in determining certain elements of the Company's long-term incentive plan. The acquisition-related costs and the merger termination fee related to the KCS acquisition are not indicative of operating trends and have been excluded from Free cash. The acquisition of KCS is not indicative of investment trends and has also been excluded from Free cash. Free cash should be considered in addition to, rather than as a substitute for, Cash provided by operating activities.

Reconciliation of Cash Provided by Operating Activities to Free Cash

	For the three months ended December 31		For the year ended December 31
(in millions of Canadian dollars)	2022	2021	2022	2021
Cash provided by operating activities	$1,720	$604	$4,142	$3,688
Cash used in investing activities	(518)	(10,910)	(1,496)	(13,730)
Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	(1)	35	20	41
Less:
Acquisition-related costs	(18)	(293)	(67)	(340)
Merger termination fee	—	—	—	845
Investment in Kansas City Southern	—	(10,526)	—	(12,299)
Free cash	$1,219	$548	$2,733	$1,793

Foreign Exchange Adjusted % Change

FX adjusted % change allows certain financial results to be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons in the analysis of trends in business performance. Financial result variances at constant currency are obtained by translating the comparable period of the prior year results denominated in U.S. dollars at the foreign exchange rates of the current period.

FX adjusted % changes in revenues are further used in calculating FX adjusted % change in freight revenue per carload and RTM. FX adjusted % changes in revenues are as follows:

	For the three months ended December 31
(in millions of Canadian dollars)	Reported 2022	Reported 2021	Variance due to FX	FX Adjusted 2021	FX Adjusted % Change
Freight revenues by line of business
Grain	$655	$440	$20	$460	42
Coal	119	134	2	136	(13)
Potash	136	115	5	120	13
Fertilizers and sulphur	88	78	5	83	6
Forest products	104	89	6	95	9
Energy, chemicals and plastics	384	414	17	431	(11)
Metals, minerals and consumer products	229	193	12	205	12
Automotive	116	87	4	91	27
Intermodal	582	444	7	451	29
Freight revenues	2,413	1,994	78	2,072	16
Non-freight revenues	49	46	—	46	7
Total revenues	$2,462	$2,040	$78	$2,118	16

	For the year ended December 31
(in millions of Canadian dollars)	Reported 2022	Reported 2021	Variance due to FX	FX Adjusted 2021	FX Adjusted % Change
Freight revenues by line of business
Grain	$1,776	$1,684	$34	$1,718	3
Coal	577	625	3	628	(8)
Potash	581	463	9	472	23
Fertilizers and sulphur	332	305	9	314	6
Forest products	403	348	12	360	12
Energy, chemicals and plastics	1,394	1,563	31	1,594	(13)
Metals, minerals and consumer products	884	728	22	750	18
Automotive	438	376	9	385	14
Intermodal	2,242	1,724	13	1,737	29
Freight revenues	8,627	7,816	142	7,958	8
Non-freight revenues	187	179	1	180	4
Total revenues	$8,814	$7,995	$143	$8,138	8

FX adjusted % changes in operating expenses are as follows:

	For the three months ended December 31
(in millions of Canadian dollars)	Reported 2022	Reported 2021	Variance due to FX	FX Adjusted 2021	FX Adjusted % Change
Compensation and benefits	$416	$405	$10	$415	—
Fuel	399	231	15	246	62
Materials	69	51	1	52	33
Equipment rents	43	29	1	30	43
Depreciation and amortization	219	206	4	210	4
Purchased services and other	327	286	6	292	12
Total operating expenses	$1,473	$1,208	$37	$1,245	18

	For the year ended December 31
(in millions of Canadian dollars)	Reported 2022	Reported 2021	Variance due to FX	FX Adjusted 2021	FX Adjusted % Change
Compensation and benefits	$1,570	$1,570	$18	$1,588	(1)
Fuel	1,400	854	27	881	59
Materials	260	215	2	217	20
Equipment rents	140	121	3	124	13
Depreciation and amortization	853	811	8	819	4
Purchased services and other	1,262	1,218	13	1,231	3
Total operating expenses	$5,485	$4,789	$71	$4,860	13

FX adjusted % change in operating income is as follows:

	For the three months ended December 31
(in millions of Canadian dollars)	Reported 2022	Reported 2021	Variance due to FX	FX Adjusted 2021	FX Adjusted % Change
Operating income	$989	$832	$41	$873	13

	For the year ended December 31
(in millions of Canadian dollars)	Reported 2022	Reported 2021	Variance due to FX	FX Adjusted 2021	FX Adjusted % Change
Operating income	$3,329	$3,206	$72	$3,278	2

Dividend Payout Ratio and Core Adjusted Dividend Payout Ratio

Dividend payout ratio is calculated as dividends declared per share divided by Diluted EPS. Core adjusted dividend payout ratio is calculated as dividends declared per share divided by Core adjusted diluted EPS, as defined above. This ratio is a measure of shareholder return and provides information on the Company's ability to declare dividends on an ongoing basis, excluding significant items and the impact of KCS purchase accounting.

Starting with this Earnings Release, Core adjusted dividend payout ratio is presented to provide users with additional transparency by isolating for the impact of KCS purchase accounting.

Calculation of Dividend Payout Ratio

	For the year ended December 31
(in Canadian dollars, except for percentages)	2022	2021
Dividends declared per share	$0.760	$0.760
Diluted EPS	3.77	4.18
Dividend payout ratio	20.2%	18.2%

Calculation of Core Adjusted Dividend Payout Ratio

	For the year ended December 31
(in Canadian dollars, except for percentages)	2022	2021
Dividends declared per share	$0.760	$0.760
Core adjusted diluted EPS	3.77	3.77
Core adjusted dividend payout ratio	20.2%	20.2%

Adjusted Net Debt to Adjusted EBITDA Ratio and Pro-forma adjusted Net Debt to Pro-forma adjusted EBITDA Ratio

Adjusted net debt to Adjusted earnings before interest, tax, depreciation and amortization ("EBITDA") ratio is calculated as Adjusted net debt divided by Adjusted EBITDA. The Adjusted net debt to Adjusted EBITDA ratio is a key credit measure used to assess the Company’s financial capacity. The ratio provides information on the Company’s ability to service its debt and other long-term obligations from operations, excluding significant items, and is an important performance criteria in determining certain elements of the Company's long-term incentive plan. The Adjusted net debt to Adjusted EBITDA ratio is reconciled below from the Long-term debt to Net income ratio, the most comparable measure calculated in accordance with GAAP.

Beginning in the first quarter of 2022, CP added disclosure of Pro-forma adjusted net debt to Pro-forma adjusted EBITDA ratio to better align with CP’s debt covenant calculation, which incorporates the trailing twelve month adjusted EBITDA of KCS as well as KCS’s outstanding debt. CP is incorporating the trailing twelve month adjusted EBITDA of KCS on a pro-forma basis, as CP is not entitled to earnings prior to the acquisition date of December 14, 2021. CP does not control KCS while it is in the voting trust during review of our merger application by the STB, though CP is the beneficial owner of KCS’s outstanding shares and receives cash dividends from KCS. The adjustment to include the trailing twelve month EBITDA and KCS’s outstanding debt provides users of the financial statements with better insight into CP’s progress in achieving deleveraging commitments. KCS’s disclosed

U.S. dollar financial values for the years ended December 31, 2022 and December 31, 2021 were adjusted to Canadian dollars reflecting the FX rate for the appropriate period presented, respectively.

Calculation of Long-term Debt to Net Income Ratio

Long-term debt to Net income ratio is calculated as long-term debt, including long-term debt maturing within one year, divided by Net income.

(in millions of Canadian dollars, except for ratios)	2022	2021
Long-term debt including long-term debt maturing within one year as at December 31	$19,651	$20,127
Net income for the year ended December 31	3,517	2,852
Long-term debt to Net income ratio	5.6	7.1

Reconciliation of Long-term Debt to Adjusted Net Debt and Pro-forma Adjusted Net Debt

Adjusted net debt is defined as Long-term debt, Long-term debt maturing within one year and Short-term borrowing as reported on the Company’s Consolidated Balance Sheets adjusted for pension plans deficit, operating lease liabilities recognized on the Company's Consolidated Balance Sheets, and Cash and cash equivalents. Adjusted net debt is used as a measure of debt and long-term obligations as part of the calculation of Adjusted Net Debt to Adjusted EBITDA.

(in millions of Canadian dollars)(1)	2022	2021
CP Long-term debt including long-term debt maturing within one year as at December 31	$19,651	$20,127
Add:
Pension plans deficit(2)	175	263
Operating lease liabilities	270	283
Less:
Cash and cash equivalents	451	69
CP Adjusted net debt as at December 31	$19,645	$20,604
KCS's long-term debt including long-term debt maturing within one year as at December 31	$5,119	$4,789
Add:
KCS operating lease liabilities	136	87
Less:
KCS cash and cash equivalents	281	430
KCS Adjusted net debt as at December 31	4,974	4,446
CP Adjusted net debt as at December 31	19,645	20,604
Pro-forma Adjusted net debt as at December 31	$24,619	$25,050
(1) KCS's amounts were translated at the period end FX rate of $1.35 and $1.27 for the years ended December 31, 2022 and 2021, respectively.
(2) Pension plans deficit is the total funded status of the Pension plans in deficit only.

Reconciliation of Net Income to EBIT, Adjusted EBIT and Adjusted EBITDA and Pro-forma Adjusted EBITDA

Earnings before interest and tax ("EBIT") is calculated as Net income before Net interest expense and Income tax expense. Adjusted EBIT excludes significant items reported in both Operating income and Other expense (income). Adjusted EBITDA is calculated as Adjusted EBIT plus operating lease expense and Depreciation and amortization, less Other components of net periodic benefit recovery. Adjusted EBITDA is used as a measure of liquidity derived from operations, excluding significant items, as part of the calculation of Adjusted Net Debt to Adjusted EBITDA.

	For the year ended December 31
(in millions of Canadian dollars)(1)	2022	2021
CP Net income as reported	$3,517	$2,852
Add:
Net interest expense	652	440
Income tax expense	628	768
EBIT	4,797	4,060
Less significant items (pre-tax):
KCS net gain on unwind of interest rate hedges	212	—
Acquisition-related costs	(123)	(599)
Merger termination fee	—	845
Impact of FX translation gain on debt and lease liabilities	—	7
Adjusted EBIT	4,708	3,807
Add:
Operating lease expense	75	72
Depreciation and amortization	853	811
Less:
Other components of net periodic benefit recovery	411	387
CP Adjusted EBITDA	$5,225	$4,303
Net income attributable to KCS and subsidiaries	$1,290	$675
Add:
KCS interest expense	204	196
KCS income tax expense	426	269
KCS EBIT	1,920	1,140
Less significant items (pre-tax):
KCS merger costs	(60)	(310)
KCS gain on settlement of treasury lock agreements	352	—
KCS Adjusted EBIT	1,628	1,450
Add:
KCS total lease cost	43	40
KCS depreciation and amortization	509	459
KCS Adjusted EBITDA	$2,180	$1,949
CP Adjusted EBITDA	$5,225	$4,303
Less:
Equity earnings (loss) of KCS(2)	1,074	(141)
Acquisition-related costs of KCS(3)	49	169
KCS net gain on unwind of interest rate hedges(4)	(212)	—
Pro-forma Adjusted EBITDA	$6,494	$6,224
(1) KCS's amounts were translated at the quarterly average FX rate of $1.36, $1.30, $1.28, and $1.27 for Q4 2022, Q3 2022, Q2 2022 and Q1 2022 and $1.26, $1.26, $1.23, and $1.27 for Q4 2021, Q3 2021, Q2 2021, and Q1 2021, respectively.
(2) Equity earnings of KCS were part of CP's reported net income and, therefore, have been deducted in arriving to the Pro-forma Adjusted EBITDA.
(3) Acquisition-related costs of KCS have been adjusted in CP's Adjusted EBITDA calculation above, therefore have been deducted in arriving to the Pro-forma Adjusted EBITDA.
(4) KCS net gain on unwind of interest rate hedges has been adjusted in CP's Adjusted EBITDA calculation above, therefore has been added back in arriving to the Pro-forma Adjusted EBITDA.

Calculation of Adjusted Net Debt to Adjusted EBITDA Ratio and Pro-forma Adjusted Net Debt to Pro-forma Adjusted EBITDA Ratio

(in millions of Canadian dollars, except for ratios)	2022	2021
Adjusted net debt as at December 31	$19,645	$20,604
Adjusted EBITDA for the year ended December 31	5,225	4,303
Adjusted net debt to Adjusted EBITDA ratio	3.8	4.8

(in millions of Canadian dollars, except for ratios)	2022	2021
Pro-forma adjusted net debt as at December 31	$24,619	$25,050
Pro-forma adjusted EBITDA for the year ended December 31	6,494	6,224
Pro-forma adjusted net debt to Pro-forma adjusted EBITDA ratio	3.8	4.0